NATIONS INSTITUTIONAL RESERVES

                        (A Massachusetts Business Trust)


                      CERTIFICATE: CLASSIFICATION OF SHARES

              The undersigned, Secretary of Nations Institutional Reserves ("Reserves"), hereby certifies that the Board of Trustees of Reserves duly adopted the following votes at a meeting held on December 2, 1998:

              WHEREAS, the Trustees of Reserves approved a multi-class plan pursuant to Rule 18f-3 under the 1940 Act on April 12, 1995, as amended (the "Multi-Class Plan"), which describes the terms of Reserves multiple class share distribution system;

              WHEREAS, it has been recommended that Reserves establish six new investment portfolios, Nations California Tax-Exempt Reserve, Nations Asset Allocation Fund, Nations Capital Income Fund, Nations California Municipal Bond Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund which are to have the following characteristics; and

              WHEREAS, it has been recommended that Reserves establish four new classes of shares, Trust Class Shares, Investor Class Shares, Daily Class Shares and Service Class Shares which are to have the following characteristics:

              (i)   Adviser Class Shares of Nations California Tax-Exempt
                    Reserves: to be offered to customers of certain financial institutions and broker-dealers that have entered into a Shareholder Servicing Agreement and a Shareholder Servicing Plan with Reserves authorizing payment of a shareholder servicing fee not to exceed 0.25% (on an annual basis) of the average daily net assets attributable to Adviser Shares of Nations California Tax-Exempt Reserves; and to be subject to certain retail transfer agency fees;

              (ii)  Liquidity Class Shares of Nations California Tax-Exempt
                    Reserves: to be offered to customers of certain financial institutions and broker-dealers that have entered into: a Sales Support Agreement under the Distribution Plan with Reserves, pursuant to a Rule 12b-1 Plan, authorizing the payment of a distribution fee not to exceed 0.30% (on an annual basis) of the average daily net assets attributable to Liquidity Class Shares of Nations California Tax-Exempt Reserves and; a Shareholder Servicing Agreement under the Shareholder Servicing Plan with Reserves authorizing payment of a shareholder servicing fee not to exceed 0.25% (on an annual basis) of the average daily net assets attributable to Liquidity Class Shares of Nations California Tax-Exempt Reserves; and to be subject to certain retail transfer agency fees;

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              (iii) Market Class Shares of Nations California Tax-Exempt
                    Reserves: to be offered to customers of certain financial institutions and broker-dealers that have entered into: a Sales Support Agreement under the Distribution Plan with Reserves, pursuant to a Rule 12b-1 Plan, authorizing the payment of a distribution fee not to exceed 0.20% (on an annual basis) of the average daily net assets attributable to Market Class Shares of Nations California Tax-Exempt Reserves and; a Shareholder Servicing Agreement under the Shareholder Servicing Plan with Reserves authorizing payment of a shareholder servicing fee not to exceed 0.25% (on an annual basis) of the average daily net assets attributable to Market Class Shares of Nations California Tax-Exempt Reserves; and to be subject to certain retail transfer agency fees;

              (iv)  Capital Class Shares of Nations California Tax-Exempt
                    Reserves: to be offered to customers of certain banks and other financial institutions;

              (v) Trust Class Shares of Nations California Tax-Exempt Reserves, Nations Cash Reserves, Nations Money Market Reserves, Nations Government Reserves, Nations Treasury Reserves and Nations Municipal Reserves: to be offered to certain banks and other financial institutions, for the investment of funds for which they act in a fiduciary, agency or custodial capacity, that have entered into: a Shareholder Servicing Agreement under the Shareholder Servicing Plan with Reserves authorizing payment of a shareholder servicing fee not to exceed 0.10% (on an annual basis) of the average daily net assets attributable to Trust Class Shares of Nations California Tax-Exempt Reserves, Nations Cash Reserves, Nations Money Market Reserves, Nations Government Reserves, Nations Treasury Reserves and Nations Municipal Reserves; and to be subject to certain retail transfer agency fees;

              (vi) Investor Class Shares of Nations California Tax-Exempt Reserves, Nations Cash Reserves, Nations Money Market Reserves, Nations Government Reserves, Nations Treasury Reserves and Nations Municipal Reserves: to be offered to retail customers of certain financial institutions and broker-dealers that have entered into: a Sales Support Agreement under the Distribution Plan with Reserves, pursuant to a Rule 12b-1 Plan, authorizing the payment of a distribution fee not to exceed 0.10% (on an annual basis) of the average daily net assets attributable to Investor Class Shares of Nations California Tax-Exempt Reserves, Nations Cash Reserves, Nations Money Market Reserves, Nations Government Reserves, Nations Treasury Reserves and Nations Municipal Reserves and; a Shareholder Servicing Agreement under the Shareholder Servicing Plan with Reserves authorizing payment of a shareholder servicing fee not to exceed 0.25% (on an annual basis) of the average daily net assets attributable to Investor Class Shares of Nations California Tax-Exempt Reserves, Nations Cash Reserves, Nations Money Market Reserves, Nations Government Reserves, Nations Treasury Reserves and Nations Municipal Reserves; and to be subject to certain retail transfer agency fees;

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              (vii) Daily Class Shares of Nations California Tax-Exempt
                    Reserves, Nations Cash Reserves, Nations Money Market Reserves, Nations Government Reserves, Nations Treasury Reserves and Nations Municipal Reserves: to be offered to retail sweep customers of certain banks and other financial institutions and broker-dealers that have entered into: a Sales Support Agreement under the Distribution Plan with Reserves, pursuant to a Rule 12b-1 Plan, authorizing the payment of a distribution fee not to exceed 0.35% (on an annual basis) of the average daily net assets attributable to Daily Class Shares of Nations California Tax-Exempt Reserves, Nations Cash Reserves, Nations Money Market Reserves, Nations Government Reserves, Nations Treasury Reserves and Nations Municipal Reserves and; a Shareholder Servicing Agreement under the Shareholder Servicing Plan with Reserves authorizing payment of a shareholder servicing fee not to exceed 0.25% (on an annual basis) of the average daily net assets attributable to Daily Class Shares of Nations California Tax-Exempt Reserves, Nations Cash Reserves, Nations Money Market Reserves, Nations Government Reserves, Nations Treasury Reserves and Nations Municipal Reserves; and to be subject to certain retail transfer agency fees;

              (viii)Service Class Shares of Nations California Tax-Exempt
                    Reserves, Nations Cash Reserves, Nations Government Reserves, Nations Treasury Reserves and Nations Municipal
                    Reserves: to be offered to retail and institutional customers of certain banks and other financial institutions and broker-dealers that have entered into: a Sales Support Agreement and Shareholder Servicing Agreement under the Shareholder Servicing and Distribution Plan with Reserves, pursuant to a Rule 12b-1 Plan, authorizing the payment of a distribution fee not to exceed 0.25% (on an annual basis) of the average daily net assets attributable to Service Class Shares of Nations California Tax-Exempt Reserves, Nations Cash Reserves, Nations Government Reserves, Nations Treasury Reserves and Nations Municipal Reserves; and to be subject to certain retail transfer agency fees;

              (ix) Investor A Shares of Nations Asset Allocation Fund, Nations Capital Income Fund, Nations California Municipal Bond Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund: to be offered to retail and institutional customers of certain banks and other financial institutions and broker-dealers that have entered into: a Sales Support Agreement under the Distribution Plan with Reserves, pursuant to a Rule 12b-1 Plan, authorizing the payment of a distribution fee not to exceed 0.75% (on an annual basis) of the average daily net assets attributable to Investor A Shares of Nations Asset Allocation Fund, Nations Capital Income Fund, Nations California Municipal Bond Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund and; a Shareholder Servicing Plan with Reserves authorizing payment of a shareholder servicing fee not to exceed 0.25% (on an annual basis) of the average daily net assets attributable to Investor A Shares of Nations Asset Allocation Fund, Nations Capital Income Fund, Nations California Municipal Bond Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund; and to be subject to certain retail transfer agency fees;

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              (x)   Investor B Shares of Nations Asset Allocation Fund, Nations
                    Capital Income Fund, Nations California Municipal Bond Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund: to be offered to retail and institutional customers of certain banks and other financial institutions and broker-dealers that have entered into: a Sales Support Agreement under the Distribution Plan with Reserves, pursuant to a Rule 12b-1 Plan, authorizing the payment of a distribution fee not to exceed 0.75% (on an annual basis) of the average daily net assets attributable to Investor B Shares of Nations Asset Allocation Fund, Nations Capital Income Fund, Nations California Municipal Bond Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund and; a Shareholder Servicing Plan with Reserves authorizing payment of a shareholder servicing fee not to exceed 0.25% (on an annual basis) of the average daily net assets attributable to Investor B Shares of Nations Asset Allocation Fund, Nations Capital Income Fund, Nations California Municipal Bond Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund; and to be subject to certain retail transfer agency fees;

              (xi) Investor C Shares of Nations Asset Allocation Fund, Nations Capital Income Fund, Nations California Municipal Bond Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund: to be offered to retail and institutional customers of certain banks and other financial institutions and broker-dealers that have entered into: a Sales Support Agreement under the Distribution Plan with Reserves, pursuant to a Rule 12b-1 Plan, authorizing the payment of a distribution fee not to exceed 0.75% (on an annual basis) of the average daily net assets attributable to Investor C Shares of Nations Asset Allocation Fund, Nations Capital Income Fund, Nations California Municipal Bond Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund and; a Shareholder Servicing Plan with Reserves authorizing payment of a shareholder servicing fee not to exceed 0.25% (on an annual basis) of the average daily net assets attributable to Investor C Shares of Nations Asset Allocation Fund, Nations Capital Income Fund, Nations California Municipal Bond Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund; and to be subject to certain retail transfer agency fees;

              (xii) Primary A Shares of Nations Asset Allocation Fund, Nations
                    Capital Income Fund, Nations California Municipal Bond Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund: to be offered to retail and institutional customers of certain banks and other financial institutions;

              (xiii)Primary B Shares of Nations Asset Allocation Fund and
                    Nations Blue Chip Fund: to be offered to retail and institutional customers of certain banks and other financial institutions and broker-dealers that have entered into: a Shareholder Administration Agreement under the Shareholder Administration Plan with Reserves, pursuant to a Rule 12b-1 Plan, authorizing the payment of a distribution fee not to exceed 0.60% (on an annual basis) of the average daily net assets attributable to Primary B Shares of Nations Asset Allocation Fund, Nations Capital Income Fund, Nations California Municipal Bond Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund and; to be subject to certain retail transfer agency fees; and

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              (xiv) Seafirst Class Shares of Nations Asset Allocation Fund,
                    Nations Intermediate Bond Fund and Nations Blue Chip Fund: to be offered to retail and institutional customers of certain banks and other financial institutions;

              NOW THEREFORE BE IT:

              VOTED, that pursuant to Article III, Section 1 and Article IV,
Section 3 of Reserves' Agreement and Declaration of Trust, an unlimited number of authorized, unissued shares be, and they hereby are, allocated to Nations California Tax-Exempt Reserves, Nations Cash Reserves, Nations Money Market Reserves, Nations Government Reserves, Nations Treasury Reserves and Nations Municipal Reserves, Nations Asset Allocation Fund, Nations Capital Income Fund, Nations California Municipal Bond Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund and divided into and classified as a separate class or classes of Nations California Tax-Exempt Reserves, Nations Cash Reserves, Nations Money Market Reserves, Nations Government Reserves, Nations Treasury Reserves and Nations Municipal Reserves, Nations Asset Allocation Fund, Nations Capital Income Fund, Nations California Municipal Bond Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund as follows:

              (i) Nations California Tax-Exempt Reserves - Adviser Shares, Liquidity Shares, Capital Shares, Market Shares, Trust Shares, Investor Shares, Daily Shares and Service Shares;

              (ii) Nations Cash Reserves - Trust Shares, Investor Shares, Daily Shares and Service Shares;

              (iii) Nations Money Market Reserves - Trust Shares, Investor
                    Shares, Daily Shares and Service Shares;

              (iv) Nations Government Reserves - Trust Shares, Investor Shares, Daily Shares and Service Shares;

              (v) Nations Treasury Reserves - Trust Shares, Investor Shares, Daily Shares and Service Shares;

              (vi) Nations Municipal Reserves - Trust Shares, Investor Shares, Daily Shares and Service Shares;

              (vii) Nations Asset Allocation Fund - Investor A Shares, Investor
                    B Shares, Investor C Shares, Primary A Shares, Primary B Shares and Seafirst Shares;

              (viii)Nations Capital Income Fund - Investor A Shares, Investor B
                    Shares, Investor C Shares and Primary A Shares;

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              (ix)  Nations California Municipal Bond Fund - Investor A Shares,
                    Investor B Shares, Investor C Shares and Primary A Shares;

              (x) Nations Intermediate Bond Fund - Investor A Shares, Investor B Shares, Investor C Shares, Primary A Shares and Seafirst Shares;

              (xi) Nations Blue Chip Fund - Investor A Shares, Investor B Shares, Investor C Shares, Primary A Shares and Primary B Shares;

              FURTHER VOTED, that the Board of Trustees of Reserves, including a majority of the Trustees who are not interested persons of Reserves, hereby find that an amendment to the Multi-Class Plan for Reserves, as presented at this meeting, including the method contained therein for allocating expenses among the classes in a single Fund, is in the best interests of each class of shares of Reserves individually and Reserves as a whole;

              FURTHER VOTED, that the amendment to the Multi-Class Plan for Reserves, as presented to this meeting, be, and it hereby is, ratified and approved by the Board of Trustees, including a majority of the Trustees who are not interested persons of Reserves; and

              FURTHER VOTED, that consideration received by Reserves for the issue or sale of any class of each of Nations California Tax-Exempt Reserves, Nations Cash Reserves, Nations Money Market Reserves, Nations Government Reserves, Nations Treasury Reserves and Nations Municipal Reserves, Nations Asset Allocation Fund, Nations Capital Income Fund, Nations California Municipal Bond Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund shares (individually, a "Class" and collectively the "Classes") shall be invested and reinvested with the consideration received by Reserves for the issue and sale of all of the other classes of each of Nations California Tax-Exempt Reserves, Nations Cash Reserves, Nations Money Market Reserves, Nations Government Reserves, Nations Treasury Reserves and Nations Municipal Reserves, Nations Asset Allocation Fund, Nations Capital Income Fund, Nations California Municipal Bond Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund, together with all income, earnings, profits and proceeds thereof, including the proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of Reserves allocated to such Nations California Tax-Exempt Reserves, Nations Cash Reserves, Nations Money Market Reserves, Nations Government Reserves, Nations Treasury Reserves and Nations Municipal Reserves, Nations Asset Allocation Fund, Nations Capital Income Fund, Nations California Municipal Bond Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund by the Board of Trustees in accordance with Reserves' Agreement and Declaration of Trust, and each share of any class of such Nations California Tax-Exempt Reserves, Nations Cash Reserves, Nations Money Market Reserves, Nations Government Reserves, Nations Treasury Reserves and Nations Municipal Reserves, Nations Asset Allocation Fund, Nations Capital Income Fund, Nations California Municipal Bond Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund (individually, a "Share" and collectively, the "Shares") shall share equally with each Share of all the classes of such Nations California Tax-Exempt Reserves, Nations Cash Reserves, Nations Money Market Reserves, Nations Government Reserves, Nations Treasury Reserves and Nations Municipal Reserves, Nations Asset Allocation Fund, Nations Capital Income Fund, Nations California Municipal Bond Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund, respectively, in such consideration and other assets, income, earnings, profits and proceeds thereof; and

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              FURTHER VOTED, that the Officers of Reserves be, and each hereby is, authorized and directed to take all such actions as and when the officers taking such action, in consultation with Reserves' counsel, deem necessary or appropriate to effect establishment of the new series, including, but not limited to, executing, sealing, delivering and filing the Certificate of Classification of Shares, and any and all other documents, instruments, papers and writings as he or she may deem necessary or appropriate to perform and carry out the preceding votes, such determination to be conclusively evidenced by such acts.

              The foregoing votes remain in full force and effect as of the date hereof.


                                                  /s/ Richard H. Blank, Jr.
Dated:  December 2, 1998                          _________________________
                                                  Richard H. Blank, Jr.
                                                  Secretary

Subscribed and sworn to before
me this 2ND day of DECEMBER, 1998



___________________________________

Name:______________________________
          Notary Public
Commission Expires:________________


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